UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):           JULY 11, 2003


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


         MINNESOTA                       0-25121                    41-1597886
(State of Incorporation)            (Commission File             (IRS Employer
                                             Number)         Identification No.)


         6105 TRENTON LANE NORTH
         MINNEAPOLIS, MINNESOTA                                      55442
         (Address of principal                                      (Zip Code)
                  executive offices)


Registrant's telephone number, including area code: (763) 551-7000

ITEM 9.  REGULATION FD DISCLOSURE.  The information contained in this report is
         ------------------------
being provided under Items 9 and 12 of Form 8-K.



FOR IMMEDIATE RELEASE               Contact:  Mark Kimball (763) 551-7070
July 10, 2003                                 Select Comfort Corporation
                                              mark.kimball@selectcomfort.com

                 SELECT COMFORT COMMENTS ON PRODUCT NOTIFICATION

        Minneapolis, Minn. (July 10, 2003) - Select Comfort Corporation (NASDAQ:
SCSS), the nation's leading bed retailer and creator of the SLEEP NUMBER(R) bed, is commenting today on a recent product notification.

        During May and June, Select Comfort voluntarily notified all customers who could have been affected by a product warranty issue involving potential damage to the power cord of the Sleep Number bed's electric air pump. Select Comfort determined that potential damage could have occurred on a limited number of pumps if, during the shipping process, they were exposed to severely cold temperatures and incurred a forceful impact. The potentially affected products were shipped during the time period of November 1, 2002 to March 15, 2003, and the company has directly contacted all purchasers by letter.

        The potential product issue does not affect products sold or shipped outside of the November 1, 2002 to March 15, 2003 time period.

        Select Comfort conducted this voluntary consumer notification in cooperation with the Consumer Product Safety Commission. Notice of the recall was posted on the Consumer Product Safety Commission Web site on Wednesday, although the direct notification of all potentially affected purchasers was completed by Select Comfort last month. Any consumer reporting a cracked or damaged power cord assembly has been sent a new electric air pump by the company.

        The company publicly announced the product warranty issue in an April 3 news release, and its immaterial financial impact has already been recognized in the company's financial results.

        "Select Comfort's ongoing focus is to deliver the highest-quality products to our valued customers, so we responded quickly and comprehensively to notify our customers and to rectify this issue," said Bill McLaughlin, president and chief executive officer. "Less than one-half of one percent of notified customers reported potential product damage. Although we knew the number of products potentially affected was very small, we cast a wide net with our notification


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

letter, which has provoked a very positive and appreciative response from our customers. This issue is behind us."

        Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer (1), holding 26 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 332 retail stores located nationwide, including 13 leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

                                       ###

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, uncertainties arising from war and other global events, consumer confidence, effectiveness of our advertising and promotional efforts, consumer acceptance of our products and sleep technology, industry competition, warranty expenses, our dependence on significant suppliers, and the vulnerability of any suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

1) Top 25 Bedding Retailers, Furniture Today, May 26, 2003


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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SELECT COMFORT CORPORATION
                                          (Registrant)


Dated:  July 11, 2003                      By:     /s/ Mark A. Kimball
                                              ---------------------------------

                                           Title:  Senior Vice President
                                                 ------------------------------



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